Exhibit 99.1

Press Release

RLJ Lodging Trust Announces Change of Control Offer for

FelCor LP’s 5.625% Senior Secured Notes due 2023

Bethesda, MD, September 19, 2017 — RLJ Lodging Trust (“RLJ”) (NYSE:RLJ) announced that its subsidiary, FelCor Lodging Limited Partnership (“FelCor LP”), has commenced an offer to repurchase its outstanding 5.625% Senior Secured Notes due 2023 (CUSIP Nos. 31430QBE6 and 31430QBC0) (the “Notes”) at 101% of the principal amount thereof plus accrued and unpaid interest (the “Change of Control Offer”), pursuant to the Indenture, dated as of December 17, 2012 (as amended by the First Supplemental Indenture, dated as of January 7, 2013, and the Second Supplemental Indenture, dated as of August 31, 2017, the “Indenture”), among FelCor LP, Rangers Sub I (as defined below) (as successor to FelCor Lodging Trust Incorporated (“FelCor”)), the other guarantors party thereto and U.S. Bank National Association, a national banking association, as trustee, upon the terms and subject to the conditions set forth in the change of control notice and offer to purchase, dated September 19, 2017 (the “Offer to Purchase”) and the accompanying letter of transmittal.

The Change of Control Offer is being conducted in connection with the consummation on August 31, 2017 of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 23, 2017, by and among RLJ, RLJ Lodging Trust, L.P. (“RLJ LP”), Rangers Sub I, LLC, a wholly owned subsidiary of RLJ LP ( “Rangers Sub I”), Rangers Sub II, LP, an indirect wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”), FelCor and FelCor LP. Pursuant to the Merger Agreement, Partnership Merger Sub merged with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and immediately thereafter, FelCor merged with and into Rangers Sub I, with Rangers Sub I surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”). Under the Indenture, the completion of the Mergers constituted a Change of Control (as defined in the Indenture) and therefore enables each holder to require FelCor LP to make a Change of Control Offer.

The Change of Control Offer will expire at 9:00 a.m., New York City time, on October 19, 2017, unless the offer is extended in accordance with the terms and conditions set forth in the Offer to Purchase (such time and date or the latest extension thereof, if extended, the “Expiration Date”). FelCor LP will not extend the Expiration Date beyond November 18, 2017, the 60th day after the Offer to Purchase.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. RLJ’s portfolio consists of 158 hotels with approximately 31,180 rooms located in 26 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forwarding-Looking Statements

The information presented herein may contain certain statement that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions.  Although RLJ believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and RLJ’s actual results could differ materially from those set forth in the forward-looking statements.  Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, RLJ’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of RLJ’s common and preferred shares of beneficial interest, or debt, RLJ’s ability to identify suitable acquisitions, RLJ’s ability to integrate recently acquired businesses and inaccuracies of RLJ’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements.

Except as required by law, RLJ undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. RLJ cautions readers not to place undue reliance on these forward-looking statements and urges readers to carefully review the disclosures it makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report, as well as risks, uncertainties and other factors discussed in other documents it files with the Securities and Exchange Commission.

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Contact:

Leslie D. Hale, Chief Operating Officer and Chief Financial Officer, RLJ Lodging Trust — (301) 280-7774

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http://rljlodgingtrust.com